UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

LINGERIE FIGHTING CHAMPIONSHIPS, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-8009362
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

6955 North Durango Drive, Suite 1115-129

Las Vegas, NV 89149

(Address of principal executive offices)

(702) 527-2942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The EMA Note

On September 25, 2017, Lingerie Fighting Championships, Inc. (the “Company”) entered into a Securities Purchase Agreement (“EMA SPA”) with EMA Financial, LLC (the “Investor”), providing for the purchase of a Convertible Redeemable Note in the aggregate principal amount of $53,000 (the “EMA Note”). The EMA Note bears an interest rate of 12%, and is due and payable on September 25, 2018. The EMA Note may be converted by the Investor at any time into shares of Company’s common stock at a price at the lower of the closing sale price of the Company’s stock on the OTC Markets on the trading day immediately preceding the closing day of the EMA Note, and 50% of either the lowest sale price of the Company’s common stock on the OTC Markets during the twenty five consecutive trading days including and immediately preceding the conversion date, or the closing bid price, whichever is lower, provided however, if the Company’s share price at any time loses the bid, then the Investor, at their sole discretion, can convert at a fixed conversion price of $0.00001.

The EMA Note is a debt obligations that is material to the Company. The EMA Note may be prepaid in accordance with the terms set forth in the EMA Note. The EMA Note also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the EMA Note in the event of such defaults. In the event of default, at the option of the Investor and in the Investors’ sole discretion, the Investor may consider the EMA Note immediately due and payable.

The foregoing description of the terms of the EMA SPA and EMA Note does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibit 10.1, Exhibit 4.1, to this Current Report on Form 8-K.

The Auctus Note

On October 18, 2017, the Company entered into a Securities Purchase Agreement (“Auctus SPA”) with Auctus Fund, LLC. (the “Second Investor”), providing for the purchase of a Convertible Redeemable Note in the aggregate principal amount of $53,000 (the “Auctus Note”). The Auctus Note bears an interest rate of 12%, and is due and payable on July 18, 2018. The Auctus Note may be converted by the Second Investor at any time into shares of Company’s common stock at a price at the lower of the closing sale price of the Company’s stock on the OTC Markets on the trading day immediately preceding the closing day of Auctus Note, and 50% of either the lowest sale price of the Company’s common stock on the OTC Markets during the twenty five consecutive trading days including and immediately preceding the conversion date, or the closing bid price, whichever is lower, provided however, if the Company’s share price at any time loses the bid, then the Second Investor, at their sole discretion, can convert at a fixed conversion price of $0.00001.

The Auctus Note is a debt obligations that is material to the Company. The Auctus Note may be prepaid in accordance with the terms set forth in the Auctus Note. The Auctus Note also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Auctus Note in the event of such defaults. In the event of default, at the option of the Second Investor and in the Second Investor’s sole discretion, the Second Investor may consider the Auctus Note immediately due and payable.

The foregoing description of the terms of the Auctus SPA and Auctus Note does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibit 10.2, Exhibit 4.2, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the securities described under Item 1.01 in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipients of the securities were accredited investors.

Item 3.03 Material Modification to Rights of Security Holders.

On November 2, 2017, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to increase the number of authorized shares of common stock, par value $0.001 per share, from one billion two hundred million (1,200,000,000) shares to five billion (5,000,000,000) shares. A true and correct copy of the Amendment is filed as Exhibit 3.1 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 3.03 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
3.1	Certificate of Amendment to Articles of Incorporation, dated November 2, 2017.
4.1	Convertible Note dated September 25, 2017 by and between the Company and EMA Financial, LLC.
4.2	Convertible Note dated October 18, 2017 by and between the Company and Auctus Fund, LLC.
10.1	Securities Purchase Agreement dated September 25, 2017 by and between the Company and EMA Financial, LLC.
10.2	Securities Purchase Agreement dated October 18, 2017 by and between the Company and Auctus Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

Date: November 16, 2017	By:	/s/ Shaun Donnelly
	Name:	Shaun Donnelly
	Title:	Chief Executive Officer

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